Item 77C
Morgan Stanley Focus Growth Fund
Results of Special Shareholder Meeting

On August 1, 2006, a Special Meeting of Shareholders of the
Fund was scheduled in order to vote on the proposals set
forth below. The proposals failed to obtain the necessary
quorum in order to hold the meeting, and, therefore, the
meeting was adjourned until August 23, 2006, and later
adjourned to September 27, 2006 to permit further
solicitation of proxies. The meeting was held on September
27, 2006 and the voting results with respect to these
proposals were as follows:

(1) Election of Trustees:

                                      For    Withhol  Absta    BNV*
                                                d       in
Frank L. Bowman...................  52,464,3  2,018,8      0       0
                                          15       31
Kathleen A.                         52,471,3  2,011,8      0       0
Dennis....................                12       34
James F.                            52,464,3  2,018,7      0       0
Higgins.....................              67       80
Joseph J.                           52,455,9  2,027,1      0       0
Kearns.....................               47       99
Michael F.                          52,472,9  2,010,1   0          0
Klein......................               50       97
W. Allen                            52,432,4  2,050,7      0       0
Reed......................                20       26
Fergus                              52,388,2  2,094,8      0       0
Reid........................              63       83

(2) Elimination of certain fundamental investment
restrictions:

                                     For    Against  Abstain      BNV*
Elimination of the fundamental     45,965,7  1,992,3  1,525,5  4,999,5
policy restricting the Fund's            06       41       33       67
ability to pledge
assets..........................
Elimination of the fundamental     45,838,2  2,097,6  1,547,6  4,999,5
policy restricting purchases of          64       20       96       67
securities on
margin...........................
...
Elimination of the fundamental     46,117,8  1,829,5  1,536,1  4,999,5
policy prohibiting investments in        78       65       37       67
oil, gas, and other types of
minerals or mineral
leases.........
Elimination of the fundamental     45,918,6  2,053,4  1,511,4  4,999,5
policy prohibiting or restricting        48       54       77       67
the purchase of securities of
issuers in which Directors or
Officers have an
interest.........................
....
Elimination of the fundamental     46,080,5  1,870,0  1,532,9  4,999,5
policy prohibiting investments           67       37       76       67
for purposes of exercising
control....................
Elimination of the fundamental     45,884,3  2,063,3  1,535,8  4,999,5
policy regarding investments in          39       58       83       67
unseasoned
companies.......................

(3) Modify certain fundamental investment restrictions:

                                     For    Against  Abstain    BNV*
Modify fundamental policy          46,296,3  1,717,4  1,469,7  4,999,5
regarding                                21       71       87       67
diversification............
Modify fundamental policy          45,906,2  2,052,1  1,525,1  4,999,5
regarding borrowing money......          69       58       52       67
Modify fundamental policy          45,928,7  2,033,6  1,521,2  4,999,5
regarding loans..............            27       31       21       67
Modify fundamental policy          46,032,5  1,947,6  1,503,4  4,999,5
regarding investment in                  08       63       09       67
commodities, commodity contracts
and futures
contracts................
Modify fundamental policy          46,101,2  1,873,4  1,508,8  4,999,5
regarding issuance of senior             22       93       64       67
securities..

(4) Reclassify certain fundamental policies as non-
fundamental policies:

                                     For    Against  Abstain    BNV*
Reclassification as non-           45,993,1  1,983,1  1,507,2  4,999,5
fundamental the fundamental              13       86       80       67
policy regarding the short sale
of securities....................
Reclassification as non-           46,090,1  1,891,0  1,502,3  4,999,5
fundamental the fundamental              55       78       46       67
policy prohibiting investments in
other investment
companies.............

* Broker "non-votes" are shares held in street name for
which the broker indicates that instructions have not been
received from the beneficial owners or other persons
entitled to vote and for which the broker does not have
discretionary voting authority.